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                                  EXHIBIT 23.2


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                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 of Blue Rhino Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated October 2, 2001, with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 2001, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
Greensboro, North Carolina
February 22, 2002